Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122610) of Kyphon Inc. of our report dated January 26, 2007 relating to the Statements of Revenues and Direct Operating Expenses of the Spine Business of Disc-O-Tech Medical Technologies Ltd for the years ended December 31, 2004 and 2005, which appears in this Current Report on Form 8-K/A.

/s/ Kesselman & Kesselman
Kesselman & Kesselman Certified Public Accountants Tel-Aviv, Israel January 30, 2007